Exhibit 99.1

FOR IMMEDIATE RELEASE

Tutor Perini Corporation Announces Q1 2012 Results

•	Revenues of $912.5 million, compared to $615.3 million in Q1 2011

•	Backlog remains strong at $5.9 billion

Sylmar, CA – May 4, 2012 - Tutor Perini Corporation (NYSE: TPC)(the “Company”), a leading civil and building construction company, today reported results for the first quarter ended March 31, 2012.

First Quarter Results
Revenues from construction operations were $912.5 million for the first quarter of 2012, as compared to $615.3 million for the first quarter of 2011. Net loss was $1.2 million for the first quarter of 2012, as compared to net income of $6.9 million for the first quarter of 2011.  Diluted loss per common share was $0.03 for the first quarter of 2012, as compared to diluted earnings of $0.14 for the first quarter of 2011.

Operating results for the quarter were negatively impacted by $3.6 million of discrete tax adjustments related to stock-based compensation and a $2.7 million loss on the sale of certain auction rate securities which, together, contributed non-recurring charges in the quarter of $0.11 per share. Excluding these items the Company earned an adjusted $0.08 per share, reflecting the substantial completion of several large successful projects in 2011, coupled with the timing of approval of change orders on certain Civil segment jobs, delays related to the timing of new awards, and the startup of pending awards.

The Company’s effective tax rate for the three months ended March 31, 2012 and 2011 was 133.7% and 36.5%, respectively. The current period income tax expense of $4.8 million includes discrete items of $3.6 million related to an increase in unrecognized tax benefits and an adjustment, both associated with certain stock-based compensation items identified during the current period. The Company expects its 2012 fiscal year tax rate to approximate 38.0%, excluding these discrete items.

At March 31, 2012, working capital was $596.3 million, an increase of $39.5 million from $556.8 million at December 31, 2011. The Company believes its financial position and credit arrangements are sufficient to support the Company’s current backlog and anticipated new work.

Backlog at $5.9 billion
The backlog of uncompleted construction work at March 31, 2012 was $5.9 billion, compared to $6.1 billion of backlog reported at December 31, 2011. The $0.2 billion net decrease is attributable to revenue earned during the quarter, offset by new awards and adjustments to contracts in process which added $0.7 billion.  Additions to new work during the first quarter of 2012 include a $97 million casino in Louisiana, an $82 million casino in Arizona, $72 million of civil infrastructure projects in the Midwest, and a $49 million mechanical subcontract for the Alaskan Way Viaduct project in Seattle, where one of the Company’s Civil segment subsidiaries is a general contractor joint venture partner.

Outlook
Excluding the non-recurring items above, guidance for the full year 2012 is estimated to be in the range previously provided. Revenues are estimated to be in the range of $4.5 to $5.0 billion and diluted earnings per share are estimated to be in the range of $2.10 to $2.30 per share.

Ronald Tutor, Chairman and CEO, said: “The timing of awards and startup of existing backlog led to a slow start in the first quarter of 2012, especially for our Building segment.  We continue to experience strong contributions from our Specialty Contractors segment, and look forward to converting pending awards into backlog in the second quarter.”

1st Quarter Conference Call
The Company will host a conference call at 1:30 PM Pacific Time on Friday, May 4, 2012, to discuss the Company’s first quarter 2012 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 901-5241 and enter the pass code 13354278. International callers should dial (617) 786-2963 and enter the pass code 13354278.

If you are unable to participate in the call at this time, a replay will be available on Friday, May 4, 2012 at 3:30 PM Pacific Time, through Friday, May 11, 2012. To access the replay, dial (888) 286-8010 and enter the replay code 64527769. International callers should dial (617) 801-6888 and enter the replay code 64527769.

About Tutor Perini Corporation
Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Non-GAAP Measures
To supplement our unaudited consolidated financial statements presented based on accounting principles generally accepted in the United States of America (GAAP), we sometimes use non-GAAP measures of net income, earnings per share and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Tutor Perini Corporation (NYSE)
Summary of Consolidated Operations
(Unaudited)
(In thousands, except per share data)

	THREE MONTHS ENDED
	MARCH 31,

	2012	2011

Revenues	$912,534	$615,289

Cost of Operations	826,375	552,826

Gross Profit	86,159	62,463

General and Administrative Expenses	69,196	43,950

INCOME FROM CONSTRUCTION OPERATIONS	16,963	18,513

Other Income (Expense), net	(2,308)	(447)
Interest Expense	(11,082)	(7,155)

Income before Income Taxes	3,573	10,911

Provision for Income Taxes	(4,776)	(3,982)

NET (LOSS) INCOME	$(1,203)	$6,929

BASIC (LOSS) EARNINGS PER COMMON SHARE	$(0.03)	$0.15

DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(0.03)	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	47,330	47,100
Effect of Dilutive Stock Options and Restricted Stock Units Outstanding	-	762
DILUTED	47,330	47,862

Selected Balance Sheet Data
(Unaudited)
(In thousands)

	March 31,	December 31,
	2012	2011

Total assets	$3,518,580	$3,613,127
Working capital	$596,250	$556,800
Long-term debt, less current maturities	$617,095	$612,548
Stockholders' equity	$1,403,387	$1,399,827

Tutor Perini Corporation (NYSE)
Selected Segment Information
(Unaudited)
(In thousands)

	Reportable Segments
			Specialty	Management				Consolidated
	Building	Civil	Contractors	Services	Totals	Corporate		Total
Three Months Ended March 31, 2012
Total Revenues	$343,039	$250,589	$267,736	$68,112	$929,476	$-		$929,476
Elimination of intersegment revenues	(2,245)	(1,216)	(298)	(13,183)	(16,942)	-		(16,942)
Revenues from external customers	340,794	249,373	267,438	54,929	912,534	-		912,534
Income from Construction Operations	(8,897)	16,842	19,748	1,886	29,579	(12,616	) *	16,963

Three Months Ended March 31, 2011

Total Revenues	$365,483	$128,648	$91,685	$46,035	$631,851	$-		$631,851
Elimination of intersegment revenues	(4,863)	(3,603)	-	(8,096)	(16,562)	-		(16,562)
Revenues from external customers	360,620	125,045	91,685	37,939	615,289	-		615,289
Income from Construction Operations	11,252	13,052	928	2,641	27,873	(9,360	) *	18,513

* Consists primarily of corporate general and administrative expenses.

Selected Backlog Information
(Unaudited)
(In millions)

	Backlog at December 31, 2011	New Business Awarded (1)	Revenues Recognized	Backlog at March 31, 2012
Building	$2,248.9	$287.3	$(340.8)	$2,195.4
Civil	2,222.2	175.9	(249.4)	2,148.7
Specialty Contractors	1,371.5	207.2	(267.4)	1,311.3
Management Services	265.7	50.6	(54.9)	261.4
Total	$6,108.3	$721.0	$(912.5)	$5,916.8

(1)	New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing changes.

Tutor Perini Corporation (NYSE)
Reconciliation of Reported Net Loss to Adjusted Net Income (a)
(Unaudited)
(In thousands, except per share data)

For the three months ended March 31, 2012

Reported Net Loss	$(1,203)
Plus: Realized loss on sale of investments, net of tax	1,642
Plus: Discrete tax adjustments	3,649
Adjusted Net Income	$4,088

Adjusted basic earnings per common share	$0.09

Adjusted diluted earnings per common share	$0.08

Weighted average common shares outstanding:
Basic, as reported	47,330

Diluted, as reported	47,330
Impact of dilutive stock options and restricted stock units outstanding	820
Adjusted diluted	48,150

(a)
The calculation of adjusted net income and adjusted earnings per common share includes an adjustment for the impact of $3.6 million of discrete tax items related to stock-based compensation and a $2.7 million loss on the sale of certain auction rate securities.

CONTACT:	Kekst and Company
Douglas Kiker, 212-521-4800
Or
Tutor Perini Corporation
Michael Kershaw, 818-362-8391
Executive Vice President, Chief Financial Officer